Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 4, 2003
(Date of earliest event reported)

Applied Signal Technology, Inc. (Exact name of registrant as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	0-21236 (Commission file number)	77-0015491 (I.R.S. Employer Identification No.)
400 West California Ave., Sunnyvale, CA 94086 (Address of principal executive offices)
(408) 749-1888 (Registrant's telephone number, including area code)

Item 5: Other Events

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the registrant’s press release dated March 4, 2003, announcing the appointment of Robert Richardson to its Board of Directors, and the declaration of a $0.25 per share dividend payable to shareholders over the next twelve months. The dividend will be payable quarterly at the rate of $.0625 per share. The first quarterly dividend will be payable on May 16, 2003 to share holders of record on May 2, 2003. Thereafter, the remaining dividends will be payable on August 15, 2003, November 14, 2003 and February 14, 2004 to shareholders of record at August 1, 2003, October 31, 2003, and January 30, 2004, respectively.

Item 7: Financial Statements and Exhibits

7(c) Exhibits

99.1 Press Release dated March 4, 2003

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.

Applied Signal Technology, Inc. (Registrant)
Date: March 4, 2003	/s/ Gary L. Yancey Gary L. Yancey, President, Chief Executive Officer, and Chairman of the Board

Exhibit 99.1

Press Release

For Immediate Release
Contact:
James Doyle
Chief Financial Officer
or
Alice Delgado
Investor Relations
(408) 749-1888

APPLIED SIGNAL TECHNOLOGY, INC. ANNOUNCES THE APPOINTMENT OF ROBERT RICHARDSON TO THE BOARD OF DIRECTORS AND DECLARES DIVIDEND FOR SHAREHOLDERS

Sunnyvale, CA. March 4, 2003 – Applied Signal Technology, Inc. (NASDAQ – APSG) announced that Mr. Robert Richardson has been appointed to the Company’s Board of Directors. Mr. Richardson was Chairman and Chief Executive Officer of Unitrode Corporation, a publicly traded semiconductor company, which he successfully sold to Texas Instruments, Inc. in 2000. From June 1992 to November 1997, Mr. Richardson was President of SVG Lithography (formerly Perkin-Elmer) in Connecticut, and the Vice President, New Business Development and Corporate Marketing for Silicon Valley Group. Mr. Richardson currently serves as a director of Genus, Inc. a manufacturer of critical deposition processing products for the global semiconductor industry and the data storage industry.

The Company also announced that it has declared a $0.25 per share dividend payable to shareholders over the next twelve months. The dividend is payable quarterly at the rate of $0.0625 per share. The first quarterly dividend will be payable on May 16, 2003 to shareholders of record on May 2, 2003. Thereafter, the remaining dividends will be payable on August 15, 2003, November 14, 2003 and February 14, 2004 to shareholders of record at August 1, 2003, October 31, 2003, and January 30, 2004, respectively.

Regarding the recent events, Mr. Gary Yancey, President and Chief Executive Officer, commented, “We are very pleased to have Bob Richardson join the Board of Directors. His management and commercial experience add a new dimension to our Board that we believe is helpful to the Company’s continued growth and development. Bob can offer valuable advice and insight from a CEO’s perspective that should help us as we continue to diversify into new government markets. Although Applied Signal Technology is not planning to pursue commercial marketplaces, Bob’s business development viewpoint from a commercial perspective will be very valuable.”

Mr. Yancey went on to say, “It is the Board’s belief that the payment of dividends is an appropriate way to provide direct shareholder value. The Company’s strong and growing cash balances afford us the opportunity to provide this series of payments to our shareholders and still maintain a strong balance sheet with more than adequate cash reserves.”

Applied Signal Technology, Inc., designs, develops, manufactures and markets advanced digital signal processing equipment to collect and process a wide range of telecommunications signals for signal reconnaissance applications. For additional Company-related information, visit the Company’s website at www.appsig.com.